UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2025
Pentair plc
(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pentair plc (the “Company”) filed a Current Report on Form 8-K on October 21, 2025 (the “Original Form 8-K”) reporting, under Item 5.02, the appointment of Nicholas J. Brazis as the Company’s Executive Vice President and Chief Financial Officer effective as of March 1, 2026. Because the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) had not yet determined the compensation that would be applicable to Mr. Brazis as the Company’s Executive Vice President and Chief Financial Officer at the time the Original Form 8-K was filed, disclosure of such compensation was not included in the Original Form 8-K in accordance with Instruction 2 to Item 5.02. The Company hereby amends Item 5.02 of the Original Form 8-K to include information on the compensation that will be applicable to Mr. Brazis as the Company’s Executive Vice President and Chief Financial Officer. Other than providing this additional information, no other disclosure in the Original Form 8-K is amended by this Current Report on Form 8-K/A.

On February 23, 2026, the Compensation Committee approved the compensation for Mr. Brazis as the Company’s Executive Vice President and Chief Financial Officer. Mr. Brazis will receive an annual base salary of $600,000 and will have an annual cash bonus target opportunity of 80% of his base salary, which bonus for 2026 will be pro rated for the number of eligible months and based on the terms and performance goals established by the Compensation Committee. Mr. Brazis will also receive an annual incentive equity award for 2026 in the amount of $1,250,000 to be allocated 50% performance share units, 25% restricted stock units and 25% stock options.

Mr. Brazis is also eligible to participate in other standard benefit plans and programs in which other executive officers of the Company participate as disclosed in the Company’s 2025 Proxy Statement, including a Key Executive Employment and Severance Agreement (the “KEESA”). The KEESA will provide that Mr. Brazis could be entitled to certain severance and other benefits following a “change in control” (as defined in the KEESA) of the Company if Mr. Brazis is involuntarily terminated, other than for death, disability or “cause” (as defined in the KEESA), or if Mr. Brazis terminates his employment for conditions that constitute “good reason” (as defined in the KEESA). The foregoing description of the KEESA is qualified in its entirety by reference to the full text of the KEESA, a copy of the form of which is filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
Not applicable.
(b) Pro Forma Financial Information
Not applicable.
(c) Shell Company Transactions
Not applicable.
(d) Exhibits

EXHIBIT INDEX
Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 25, 2026.

PENTAIR PLC
Registrant

By	/s/ Lance T. Bonner
Lance T. Bonner
Executive Vice President, General Counsel and Secretary